ATA RESEARCH/PROFUTURES DIVERSIFIED FUND, L.P.

              FOURTH AMENDMENT TO ADVISORY CONTRACT

     This FOURTH AMENDMENT TO ADVISORY CONTRACT (the "Amendment"), is dated as of February 28, 1995, by and among ATA RESEARCH/PROFUTURES DIVERSIFIED FUND, L.P., a Delaware limited partnership (the "Fund"), its general partners, ATA RESEARCH, INC. and PROFUTURES, INC. (the "General Partners"), and LUCK TRADING COMPANY (BVI), INC., a British Virgin Islands corporation (the "Advisor").

                     W I T N E S S E T H:

     WHEREAS, the Fund, the General Partners and the Advisor (as assignee to Luck Trading Company, Inc.) entered into an Advisory Contract, dated March 11, 1992, as amended by a First Amendment to Advisory Contract, dated August 26, 1994, Second Amendment to Advisory Contract, dated December 3, 1993 and Third Amendment to Advisory Contract, dated April 1, 1994 (collectively, the "Agreement"), pursuant to which the Advisor renders and implements commodity trading advisory services for the Fund in connection with the Fund's commodity trading activities;

     WHEREAS, the parties hereto desire to enter in this Amendment in order to reflect an additional trading program traded on behalf of the Fund.

     NOW, THEREFORE, the parties agree to add the following provisions to the Agreement:

     200. Trading Program. The Fund and Advisor hereby acknowledge that, effective on the date hereof, the Fund's account (the "forex account") is being traded pursuant to Computerized Currency Trading Program (in addition to the Advisor's Computerized Trading Program), and that the forex account may be the subject of notional funding under this Agreement.

     201. Funded Account Status Reports. As of the date hereof, the Fund's forex account is actually funded with cash and/or other margin-qualified assets totaling approximately $2,000,000. The Fund shall provide to the Advisor monthly account statements and/or such other information the Fund deems sufficient to confirm the funded status of the forex account so long as margin-qualified assets are not actually deposited in such account.

     202. Nominal Account Size. As of the date hereof, the forex account shall be traded by the Advisor at a nominal account size (the "Nominal Account Size") of $2,000,000. The Nominal Account Size shall be increased by profits and decreased by losses in the forex account, but not by additions to or withdrawals of actual funds from the forex account. Accordingly, any actual funds deposited or withdrawn shall represent an adjustment in actual funds deposited and not in the Nominal Account Size. For purposes of determining profits and losses, and thereby adjusting the Nominal Account Size, all items of income and expense shall be taken into account on the accrual basis in accordance with generally accepted accounting principles.

     The terms and conditions of the Agreement, as amended by this Amendment, shall remain in full force and effect.

     IN WITNESS WHEREOF, this Fourth Amendment to Advisory Contract has been executed for and on behalf of the undersigned as of the day and year first above written.

ATA RESEARCH/PROFUTURES DIVERSIFIED FUND, L.P.

ATA Research, Inc., a co-General Partner

By: /s/ Marte W. Anderson
        Vice President

ProFutures, Inc., a co-General Partner

By: /s/ Gary Halbert
        President


LUCK TRADING COMPANY, INC.


By: /s/ Henry Luk
        President


LUCK TRADING COMPANY (BVI), INC.

By: /s/ Henry Luk
        President


ACKNOWLEDGED:

ATA RESEARCH, INC.


By: /s/ Marte W. Anderson
        Vice President


PROFUTURES, INC.

By: /s/ Gary Halbert
        President